Exhibit 25


                     Securities Act of 1933 File No. _________
                     (If application to determine eligibility of trustee for delayed offering pursuant to Section 305 (b) (2))
          ________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                   ________________
                                       FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___________

                                  __________________

                               THE CHASE MANHATTAN BANK
                                (National Association)
                 (Exact name of trustee as specified in its charter)

                                      13-2633612
                       (I.R.S. Employer Identification Number)

                     1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                      (Address of  principal executive offices)

                                        10081
                                      (Zip Code)

                                   ________________


                            FLORIDA POWER & LIGHT COMPANY
                 (Exact  name of obligor as specified in its charter)

                                       FLORIDA
           (State or other jurisdiction of incorporation  or organization)

                                      59-0247775
                         (I.R.S. Employer Identification No.)

                                700 UNIVERSE BOULEVARD
                                 JUNO BEACH, FLORIDA
                      (Address of principal  executive offices)

                                        33408
                                      (Zip Code)

                          __________________________________
                                   DEBT SECURITIES
                         (Title of the indenture securities)
          _________________________________________________________________

          Item 1.  General Information.

                      Furnish the following information as to the trustee:

                 (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency, Washington, D.C.

                           Board of Governors of The Federal Reserve
                           System, Washington, D. C.

                 (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

            Item 2.  Affiliations with the Obligor.

                      If the obligor is an affiliate of the trustee, describe each such affiliation.

                      The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                      (See Note on Page 2.)

          Item 16.  List of Exhibits.

                 List below all exhibits filed as a part of this statement of eligibility.
            *1. --  A copy of the articles of association of the trustee as now in effect .(See Exhibit T-1 (Item 12) ,
                      Registration No. 33-55626.)
            *2. --  Copies of the respective authorizations of The Chase
                      Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
            *3. --  Copies of authorizations of The Chase Manhattan Bank
                      (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
            *4. --  A copy of the existing by-laws of the trustee. (See
                      Exhibit T-1 (Item 12(a)), Registration No. 33-28806.)
            *5. --  A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
            *6. --  The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
             7. --  A copy of the latest report of condition of the
                      trustee published pursuant to law or the requirements of its supervising or examining authority.


          ___________________

            *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                                 ___________________
                                          1.

                                         NOTE

                 Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

                 Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                      SIGNATURE

                 Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 7th day April, 1995.



                                               THE CHASE MANHATTAN BANK
                                               (NATIONAL ASSOCIATION)



                                               By  /s/ Valerie Dunbar
                                                  -----------------------
                                                    Valerie Dunbar
                                                    Second Vice President




                                  _________________
                                          2.

                                      Exhibit 7
                                      ---------

          REPORT OF CONDITION
          Consolidating domestic and foreign subsidiaries of the

                            THE CHASE MANHATTAN BANK, N.A.

                 of New York in the State of New York, at the close of
                      business on December 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

                 Charter Number 2370

          Comptroller of the Currency Northeastern District
          Statement of Resources and Liabilities


                                                            Thousands
                                   ASSETS                   of Dollars

          Cash and balances due
            from depository institutions:
            Noninterest-bearing balances
              and currency and coin                         $  4,517,179
            Interest-bearing balances                          7,001,642
          Held to maturity securities                          1,593,325
          Available-for-sale securities                        4,669,255
          Federal funds sold and securities
            purchased under agreements to
            resell in domestic offices of
            the bank and of its Edge and
            Agreement subsidiaries, and in IBFs:
            Federal funds sold                                 3,651,850
            Securities purchased under
              agreements to resell                                     0
          Loans and lease financing receivable:
            Loans and leases, net of
              unearned income                $ 50,879,818
            LESS: Allowance for loan
              and lease losses                  1,073,196
            LESS: Allocated transfer
              risk reserve                              0
                                             ------------
            Loans and leases, net of
              unearned income, allowance,
              and reserve                                     49,806,622
          Assets held in trading accounts                     13,112,807
          Premises and fixed assets
            (including capitalized leases)                     1,758,500
          Other real estate owned                                480,982
          Investments in unconsolidated
            subsidiaries and associated
            companies                                             55,722
          Customers' liability to this
            bank on acceptances outstanding                      611,839
          Intangible assets                                      787,948
          Other assets                                         6,145,452
                                                            ------------
          TOTAL ASSETS                                      $ 94,193.123
                                                            ============


                                   LIABILITIES

          Deposits:
            In domestic offices                             $ 29,536,028
               Noninterest-bearing           $ 11,648,377
               Interest-bearing                17,887,651
                                             ------------
            In foreign offices,
              Edge and Agreement
              subsidiaries, and IBFs                          36,020,612
               Noninterest-bearing           $  2,320,293
               Interest-bearing                33,700,319
                                             ------------
          Federal funds purchased and
            securities sold under
            agreements to repurchase
            in domestic offices of the
            bank and of its Edge and
            Agreement subsidiaries,
            and in IBFs:
            Federal funds purchased                            1,014,936
            Securities sold under
              agreements to repurchase                           678,033
          Demand notes issued to the
            U.S. Treasury                                        300,000
          Trading liabilities                                  8,066,477
          Other borrowed money:
            With original maturity of
              one year or less                                 2,940,252
            With original maturity of
              more than one year                                 427,525
          Mortgage indebtedness and
            obligations under capitalized
            leases                                                40,550
          Bank's liability on acceptances
            executed and outstanding                             616,531
            Subordinated notes and
              debentures                                       2,360,000
            Other liabilities                                  5,195,890
                                                            ------------
            TOTAL LIABILITIES                                 87,196,834
                                                            ------------
            Limited-life preferred
              stock and related surplus                                0


                                   EQUITY CAPITAL

            Perpetual preferred stock
              and related surplus                                      0
            Common stock                                         915,576
            Surplus                                            4,656,010
            Undivided profits and
              capital reserves                                 1,478,713
            Net unrealized holding
              gains (losses) on
              available-for-sale
              securities                                         (64,959)
            Cumulative foreign currency
              translation adjustments                             10,949
                                                            ------------
            TOTAL EQUITY CAPITAL                               6,996,289
                                                            ------------
            TOTAL LIABILITIES,
              LIMITED-LIFE PREFERRED
              STOCK, AND EQUITY CAPITAL                     $ 94,193,123
                                                            ============


          I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                              (Signed) Lester J. Stephens, Jr.

          We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

          (Signed) Thomas G. Labrecque
          (Signed) Richard J. Boyle            Directors
          (Signed) Donald H. Trautlein